Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Comera Life Sciences Holdings, Inc. of our report dated March 8, 2022, relating to the financial statements of Comera Life Sciences, Inc., incorporated by reference in the Comera Life Sciences Holdings, Inc. 424(b) prospectus dated June 28, 2022, filed with the Securities and Exchange Commission. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
August 12, 2022